EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2007 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-139496) and the related Prospectus of Orexigen Therapeutics, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
San Diego, California
February 14, 2007